EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 4, 2005 relating to the combined financial statements and financial statement schedule of New Viacom Corp. (renamed Viacom Inc.), which appears in New Viacom Corp.’s Registration Statement on Form S-4 (Registration No. 333-128821), first filed on October 5, 2005, as subsequently amended on November 23, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
January 5, 2006